RETRAC MEDICAL, INC.

                          SECURITIES PURCHASE AGREEMENT
            CONSISTING OF A, $50,000.00 UNSECURED PROMISSORY NOTE(S),
                          SHARE(S) OF COMMON STOCK AND
                PURCHASER(S) INVESTMENT REPRESENTATION AGREEMENT


THIS SECURITES PURCHASE AGREEMENT AND NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.


THIS AGREEMENT: is made effective this ____ day of _____________ 2000, between RETRAC MEDICAL, INC. a Delaware Corporation, formerly Re-Track USA, Inc., (the "Company") and __________________________________________ ( the "Purchaser(s)").


                               W I T N E S S E T H

In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows.

1. AGREEMENT OF PURCHASE AND SALE: The company agrees to sell to Purchaser(s), and Purchaser(s) agree to purchase from the Company _______ Unit(s) (the "Units") at a per Unit purchase price of $50,000.00 for an aggregate purchase price of $_____________. Each Unit will consist of (i) a $50,000.00 unsecured promissory note(s) in the form of Exhibit A hereto (the "Note"), which provides for the repayment of the principal to together with interest thereon computed at the rate of twelve percent (12%) per annum, from the date hereof until the principal hereof and all interest thereon shall have been paid. Principal and interest shall be payable upon the earlier of nine (9) month anniversary date from the effective date herein or on the completion of an Initial Public Offering of the Company's securities registered with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Act") (the "IPO").

Purchaser Initials___________



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Upon repayment of this Note, the Company shall issue to the Purchaser(s) a number of shares (the "Shares") of the Company's common stock, par value $.01, per share ("Common Stock"), as shall be calculated by dividing the principal amount of this Note by an amount equal to fifty percent (50%) of the public offering price of a share of Common Stock offered in the company's initial registered public offering under the Act.

The Shares shall be "restricted securities" as such term is defined in Rule 502 of Regulation D promulgated under the Act, shall be subject to substantial restrictions on any resale or transfer thereof and the certificate evidencing the Shares shall be imprinted with a restrictive legend prohibiting the transfer of any such Shares (in form substantially similar to the restrictive legend imprinted atop the Note). Commencing twelve months after the completion of the IPO, the Holder shall have one demand registration right with respect to the Shares under the Act and shall have unlimited "piggy-back" registration rights with respect to the Shares, all at the company's expense.

Payment is due with the tender of this Securities Purchase Agreement and shall be made payable to the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: In consideration of Purchaser(s) purchasing the Unit(s), the Company represents and warrants to the Purchaser as follows:

(a) ORGANIZATION: The Company is a duly organized and existing corporation under the laws of the state of Delaware.

(b) GOOD STANDING: The Company is in good standing under the laws of the state of Delaware, and there are no proceedings or actions pending to limit or impair any of its powers, rights, and privileges, or to dissolve it.

(c) CORPORATE AUTHORIZATION: The execution and delivery of this agreement and the consummation of the transactions contemplated have been duly authorized by proper corporate action of the Company.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER: In consideration of the Company's offer to sell the Unit(s), Purchaser(s) hereby represent and warrant to the Company as follows:

(a) INFORMATION ABOUT THE COMPANY: Purchaser(s) has had the opportunity to ask questions and request information from the Company and to receive such information and answers from the Company, or officer, agent and or representative of the Company, concerning the terms and conditions of the investment and the general and overall business affairs of the Company.

Purchaser Initials___________

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Purchaser(s) has further obtained all such additional information necessary to verify such received information. Purchaser(s) has received such additional information concerning the Company that the Purchaser(s) considers necessary or advisable in order to form a decision concerning an investment in the Company.

(b) HIGH DEGREE OF RISK: Purchaser(s) realizes that the Unit(s) involve a high degree of risk including the risks of receiving no return on the investment and the losing of the complete investment in the Company. Purchaser(s) has paid particular attention to and understands the following specific RISK FACTORS.

(i) LACK OF SALES AND PROFITS AND UNCERTAINTY OF A GOING CONCERN: The Company has generated no sales and since inception has incurred considerable operating losses. The Company's cash with which to conduct operations has been depleted and its ability to continue as a going concern cannot be assured. No assurance can be given that the Company will ever be profitable.

(ii) NEED FOR ADDITIONAL FINANCING: The Company's ability to continue as a going concern is dependent upon its obtaining additional financing to support the Company's operations and contemplated growth. The Company currently requires additional equity capital or debt financing to enable further expansion and or to sustain operations. No assurance can be given that the Company will be able to locate additional capital on terms acceptable to it or at all. No assurance can be given that the Company will be successful in its offer to sell the units contemplated herein.

(iii) PRODUCTS MAY NOT BE COMMERCIALLY ACCEPTED: The Company has acquired patented safety disposable retractable safety syringe technology and certain other medical products, none of which have been commercially introduced to customers. There is no assurance that the Company's intended customers will commercially accept the Company's products.

(iv) PATENT PROTECTION MAY BE INSUFFICIENT: Although the Company has certain U.S. and foreign patents covering its safety disposable retractable syringe technology and certain other medical products as acquired by the Company, there can be no assurance that these patents sufficiently protect the Company's intellectual property, that such patents will not be infringed by others or that others will not develop substantially equivalent non-infringing technology.

(v) COMPETITION: The medical products industry and in particular that for syringe products is highly competitive. Several firms, including Sherwood Medical and Becton-Dickenson, offer disposable, safety syringes directly competitive with the Company's products. These firms are better known and better capitalized and have significantly greater financial resources, more experienced organizations, and a greater number of employees than the Company.

Purchaser Initials___________

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(vi) GOVERNMENT REGULATION: The manufacturing and marketing of medical products in the United States is regulated by the U.S. Food and Drug Administration (the "FDA"). Although the Company's syringe technology has received 510k approval from the FDA for the marketing of its disposable, retractable, safety syringe, it has not received any such approval with respect to any of its other medical products. Compliance with FDA regulations is time consuming and expensive and there can be no assurance that the Company will ever receive additional approvals to market its various medical products.

(vii) RELIANCE ON KEY PERSON: The Company is highly dependent upon the services of Mr. Thomas Sassone, the Company's President and CEO. The loss of Mr. Sassone's services could have a materially adverse effect on the Company.

(viii) NEED FOR ADDITIONAL PERSONNEL: Mr. Sassone has no substantial experience in the manufacturing or marketing of medical products. The Company intends to seek additional qualified personnel. There is no assurance that the Company can attract or retain any such new personnel.

(ix) PRODUCT LIABILITY CLAIMS: There can be no assurance that the Company will not be named in a product liability lawsuit, nor that the Company will not be held partially or fully liable in the event of such a lawsuit. The Company currently has no product liability insurance, although it intends to seek coverage when it commences commercial marketing of its products and if cash flow permits. There is a risk of claims against the Company, based on product liability or other legal theories for personal injury due to the failure of the Company's products among other matters. Furthermore, even if the Company is found not liable as to any such claims, it could nevertheless expend a considerable sum in defending itself against such claims.

(x) CONTROL BY SHAREHOLDER: Mr. Martin Kelly owns the majority of the Company's Common Stock and will be in a position to control the affairs of the Company, including the election of directors.

(xi) NO ESCROW OF PLACEMENT PROCEEDS: There is no minimum or maximum number of Unit(s) which must be sold by the Company pursuant to this agreement, and there is no assurance that any specific number of Unit(s) will be sold. All proceeds from the sale of the Unit(s) offered hereby will be deposited into the Company's general business account upon receipt and will be available for immediate corporate use without using an escrow of any kind.

(xii) NO ASSURANCE OF REPAYMENT ON NOTE: The note(s) included as part of the Unit(s) offered hereby are not secured by any of the Company's assets. There is no assurance that the note(s) will be repaid, when mature, or that in the event of any bankruptcy proceeding or liquidation of the Company investors will receive any payment on such note(s).

Purchaser Initials___________

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The Company has contracted with the investment banking firm of Travis Morgan
Securities, Inc.(Travis), whereby Travis will use its best efforts to procure an Initial Public Offering of the Company's securities registered with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Act"). However, there is no assurance that the Company will ever complete the IPO.

(xiii) PATENTS AND TECHNOLOGY: The Company has acquired its technology from Safe Tech Medical Products Inc. and Mr. Michael Haining , the inventor, (subject to a $200,000 loan and security interest in favor of one of the Company's shareholder's). The Company has no outstanding obligations to Safe Tech Medical Products Inc. and or the Inventor, Mr. M. Haining, whatsoever.

(xiv) POSSIBLE COMMISSIONS ON SALES OF UNIT(S): The Company may engage one or more broker/dealers to assist the Company in the sale of the Unit(s) offered herein and pay a commission on such sales procured through the services of any such placement agent or agents.

(xv) DILUTION: Purchaser(s) of the Unit(s) offered hereby will experience an immediate substantial dilution in net tangible book value per share of common stock from the placement price hereunder.

(xvi) NO DIVIDENDS. No Dividends have been paid on the Common Stock of the Company. It is anticipated that profits received from operations (if any), will be devoted to the Company's future operations. The Company does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future, and any decision to pay dividends will depend upon the Company's profitability at that time, cash available therefore and other factors. ANY PURCHASER(S) WHO ANTICIPATE OR REQUIRE AN IMMEDIATE NEED FOR INCOME FROM AN INVESTMENT MADE IN THE UNIT(S) OFFERED HEREBY SHOULD NOT PURCHASE THE UNIT(S) OFFERED HEREIN.

(xvii) USE OF PROCEEDS: The proceeds obtained by the Company from the sale of the units offered herein will be used for a) repayment of certain short term debt instruments b) further development of the Company's core patented technology and c) general working capital and d) expenses associated with the proposed IPO. The management of the Company will continue to have broad discretion as to the application of the use of proceeds.

(xviii) LITIGATION: The Company is a party to certain litigation which it believes is either of questionable merit or in the aggregate, immaterial to its operations as a whole. The litigation is comprised of routine business disputes arising out of its day to day operations.

All such actions are being vigorously defended and no one of them are expected to result in either a damage award or significant expense to damage the day to day operations of the Company. The Company does not believe that these cases, if lost, would materially affect the Company's operations.

Purchaser Initials___________

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(xix) DETERMINATION OF OFFERING PRICE: The offering price for the Securities offered hereby bears no relationship to the assets, prospects, net worth of the Company, or any recognized criteria of value and should not be considered to be any indication of the actual value of the Company or it Securities. The offering price of the Securities offered herein has been determined by the management of the Company and there can be no assurance that subsequent trading if any of the Unit(s) or the Shares will be at prices equal to or higher then the purchase price of the securities offered herein.

(c) ABILITY TO BEAR THE RISK: Purchaser(s) can bear the economic risk of an investment in the Unit(s), including the total loss of such investment.

(d) APPROPRIATE INVESTMENT: Purchaser(s) believes, in light of the information provided herein and pursuant to paragraph 3 (a) above, the purchase of the Unit(s) pursuant to the terms of this agreement is an appropriate and suitable investment for the Purchaser(s).

(e) BUSINESS SOPHISTICATION: Purchaser(s) is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of purchasing the securities offered herein by the Company.

(f) RESIDENCY: Purchaser(s) is a resident of the State of: __________________.

(g) STATUS AS AN "ACCREDITED INVESTOR": Purchaser(s) is (check all that apply):

         ___(1) A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

         ___(2) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, in each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ___(3) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ___(4) A savings and loan association, credit union, or similar financial institution or a registered broker or dealer.

         ___(5)   A Private business development company


         ___(6) An organization described in Section 501 (c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ___(7) A corporation, or similar business trust, or partnership with assets in excess of $5,000,000.

Purchaser Initials___________

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         ___(8)   A trust with assets in excess of $5,000,000.

         ___(9)   A director or executive officer of the Company.

         ___(10)  None of the above.

(If your status as an "Accredited Investor" is based upon other than 1,2, or 9 above, we will contact you to obtain more specific information.)

4. INVESTMENT PURPOSE IN ACQUIRING THE UNIT(S): Purchaser(s) and the Company acknowledge that the Unit(s), including the Note(s) and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Securities issued herein will be issued to Purchaser(s) in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Purchaser(s) and the Company's representations and agreements contained herein. Purchaser(s) is subscribing to acquire the Unit(s) for the account of Purchaser(s) for Investment purposes only and not with a view to their resale or distribution.

Purchaser(s) has no present intention to divide his, her, or its participation with others or to resell or otherwise dispose of all or any part of the Unit(s). In making these representations, Purchaser(s) understands that, in the view of the Securities and Exchange Commission (the "Commission"), exemption of the Unit(s) from the registration requirements of the Act would not be available if, not withstanding the representations of Purchaser(s) if he she or it has in mind merely acquiring the Unit(s) for resale.

5 COMPLIANCE WITH SECURITIES ACT: Purchaser(s) agrees that if the Unit(s), the Note(s) and the Shares, or any part of the foregoing are sold or distributed in the future, Purchaser(s) shall sell or distribute them pursuant to the requirements of the Act and applicable state securities laws. Purchaser(s) agree that Purchaser(s) will not transfer any part of the Unit(s) without 1) obtaining a No Action letter from the Commission and applicable state securities commissions, 2) obtaining an opinion of counsel satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws, or
3) such registration.

6 RESTRICTIVE LEGEND: Purchaser(s) agrees that the Company may place a restrictive legend on the documents representing the Unit(s), the Note(s) and the Shares.

Purchaser Initials___________

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7 STOP TRANSFER ORDER: Purchaser(s) agree that the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all documents, or certificates representing the Unit(s), the Note(s) and the Shares.

8 KNOWLEDGE OF RESTRICTIONS UPON TRANSFER OF THE UNITS: Purchaser(s) understands that the Unit(s), including the Note(s) and the Shares, are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the undersigned must bear the economic risk of an investment in the Unit(s) for an indefinite period of time and may have extremely limited opportunities to dispose of the same. Purchaser(s) understands the Rule 144 of the Commission permits the transfer of "restricted securities" of the type herein involved only under certain conditions, after and including the minimum holding period,( which with respect to the shares., will not begin to run until the exercise of the convertible option and the exercise of the warrant(s)) and the availability to the public of certain information concerning the Company.

9. ADDITIONAL DOCUMENTS: Purchaser(s) agrees to execute such other documents and instruments (if any) as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Unit(s), Note(s), and Share(s) as may be required by federal and state laws.

10. BINDING EFFECT: Neither this agreement nor any interest herein shall be assignable by Purchaser(s) without the prior written consent of the Company. The provisions of this agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors, and assigns.

11. REPRESENTATIONS TO SURVIVE DELIVERY: The representations, warranties, and agreements of the Company and Purchaser(s) contained in this agreement will remain operative and in full force and effect and will survive the payment of the purchase price pursuant to Section 1 above and the delivery of documents representing the Unit(s).

12. GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the STATE OF NEW YORK, COUNTY OF ROCKLAND, exclusive of its conflict of laws rules.

Purchaser Initials___________

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IN WITNESS WHEREOF, the undersigned has hereunto affixed his, her, or its signature.

In the Presence of :

-----------------------                              ---------------------------
                                                     BY: PURCHASER(S)

                                                     Address:
                                                            --------------------

                                                     ---------------------------

The Company hereby accepts the purchaser(s) intent to purchase the Unit(s) as evidenced by this Securities Purchase Agreement and Purchaser(s) Investment Representation Agreement.

In the Presence of:                                RETRAC MEDICAL, INC.

-----------------------                            ---------------------------
                                                   BY: THOMAS SASSONE
                                                   Title: PRESIDENT CEO


THIS SECURITES PURCHASE AGREEMENT AND NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

Purchaser Initials___________

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                            PURCHASER(S) INFORMATION


           -----------------------------------------------------------
                       (Please print name(s) in which the
                            Unit(s) are to be issued)

                          -----------------------------
                                Taxpayer I.D. No.


Address:  _________________________________________________________

City: ____________________ State: ______________ Zip Code _____________

Telephone Number  ___________________

Check One:

____  Individual Ownership                  ____  Tenants in Common

____  Other                                 ____  Joint Tenants

Purchaser Initials___________

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                                                                       EXHIBIT A


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                            UNSECURED PROMISSORY NOTE

                                                              NEW CITY, NEW YORK

U.S. $____________

DATE: ____________, 2000

FOR VALUE RECEIVED, the undersigned, RETRAC MEDICAL, INC., a corporation organized and existing under the laws of the State of Delaware, formerly Re-Track USA, Inc., with offices at 22 South Main Street, New City, New York 10956 ("Company") hereby promises to pay to ____________________________________
(the "Purchaser(s)"), residing at
___________________________________________________________________, the
principal sum of _________________________________________no/100 United States
Dollars(US$_____________) together with interest thereon computed at the rate of twelve percent (12%) per annum, from the date hereof until the principal hereof and all interest thereon shall have been paid. Principal and interest shall be payable upon the nine (9) month anniversary date from the effective date herein or on the completion of an Initial Public Offering of the Company's securities registered with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Act") (the "IPO").

Upon repayment of this Note, the Company shall issue to the Purchaser(s) a number of shares (the "Shares") of the Company's common stock, par value $.01, per share ("Common Stock"), as shall be calculated by dividing the principal amount of this Note by an amount equal to fifty percent (50%) of the public offering price of a share of Common Stock offered in the Company's initial registered public offering under the Act. The Shares shall be "restricted securities" as such term is defined in Rule 502 of Regulation D promulgated under the Act, shall be subject to substantial restrictions on any resale or transfer thereof and the certificate evidencing the Shares shall be imprinted with a restrictive legend prohibiting the transfer of any such Shares (in form substantially similar to the restrictive legend imprinted atop the Note). Commencing twelve months after the completion of the IPO, the Purchaser(s) shall have one demand registration right with respect to the Shares under the Act and shall have unlimited "piggy-back" registration rights with respect to the Shares, all at the Company's expense.

Purchaser Initials___________

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The following shall be deemed events of default hereunder:

(a) If any payment shall not be made within ten (10) days after a written notice of such payment having become due and payable; and

(b) If the Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of a substantial part of its assets or property;
(ii) make a general assignment for the benefit of creditors; (iii) be adjudicated a bankrupt; (iv) file a voluntary petition in bankruptcy or petition or an answer seeking reorganization, or make a plan with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute now or hereafter in effect or an answer admitting the material allegations of any petition filed against it in any proceeding under any such law or statute; or, (v) admit in writing the Company's inability to pay the Company's debts as they become due; and

(c) If any proceeding against the Company seeking reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act of other applicable Federal or state statute, law or regulation shall remain undismissed or continue unstayed and in effect for any period of forty five (45) days; and

(d) If a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver for a substantial part of the assets or properties of the Company and such order, judgment or decree shall continue unvacated or unstayed and in effect for a period of forty five (45) days.

Unless the Purchaser(s) otherwise elects, in the Purchaser(s) sole discretion, upon the occurrence of any such event of default, this Note shall automatically become immediately due and payable, without further notice or demand, and shall bear interest from such date until paid in full at the rate of Twelve percent (12%) per annum.

Notwithstanding any other provision of this Note, interest under this Note shall not exceed the maximum rate permitted by law; and if any amount is paid under this Note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the principal amount of this Note. If at any time the interest rate under this Note would, but the provision of the preceding sentence, exceed the maximum rate permitted by law, then the outstanding principal balance of this Note shall, on demand by the Purchaser(s) of this Note, become and be due and payable.

Purchaser Initials___________

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All payments of principal and interest shall be made in lawful currency of the
United States of America in immediately available funds before 12:00a.m. New York City time on the due date thereof at the place and address as provided herein by the Purchaser(s), or in such other manner or at such other place as the Purchaser(s) designates in writing.

Except as otherwise expressly provided herein, the Company hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest.

The liability of the Company hereunder shall be unconditional. No act, failure or delay by the Purchaser(s) hereof to declare a default as set forth herein or to exercise any right or remedy it may have hereunder, or otherwise, shall constitute a waiver of its rights to declare such default or to exercise any such right or remedy at such time as it shall determine in its sole discretion. The Purchaser(s) of this Note may not waive any of its rights except by an instrument in writing signed by the Purchaser(s).

The Company further agrees to pay all costs of collection, including a reasonable attorney's fee, in case the principal or any interest thereon is not paid at the maturity date of this Note.

This Note shall be binding upon the Company, its successors, or assigns.

This Note may not be amended without the written approval of the Purchaser(s).

THIS NOTE AND THE OBLIGATIONS OF THE UNDERSIGNED SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK STATE. FOR PURPOSES OF ANY PROCEEDING INVOLVING THIS NOTE OR ANY OF THE OBLIGATIONS OF THE UNDERSIGNED, THE UNDERSIGNED HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES HAVING JURISDICTION IN THE COUNTY OF ROCKLAND, STATE OF NEW YORK AND AGREES NOT TO RAISE AND WAIVES ANY OBJECTION TO OR DEFENSE BASED UPON THE VENUE OF ANY SUCH COURT OR BASED UPON FORUM NON CONVENIENS. THE COMPANY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL AT THE COMPANY'S LAST KNOWN ADDRESS.


In the Presence of                         RETRAC MEDICAL, INC.


_________________________                 By:_____________________________
                                          Name: THOMAS SASSONE
                                          Title: PRESIDENT CEO
Purchaser Initials___________

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